AMENDED AND RESTATED
                     ASSETS PURCHASE AGREEMENT


This is an Amended and Restated Assets Purchase Agreement dated as of November 20, 1997 (the "Agreement"), by and among (i) Caretenders Visiting Services of Southwest Florida, Inc., a Kentucky corporation (the "Buyer"), (ii) Debtor in Possession, Metro Home Care Incorporated, a Florida corporation (the "Seller"), (iii) Metro Home Health Management, Inc. ("Metro") and (iv) George
W. Shannon III, Janet Muth Shannon and Jerry M. Hollander, Jr. (each a "Shareholder" and collectively, the "Shareholders"). The Seller, Metro and the Shareholders are referred to collectively as the "Selling Parties".

     Recitals

A. The parties to this Agreement entered into an Assets Purchase Agreement dated October 21, 1997 (the "Original Agreement"). This Agreement amends, restates and supersedes the Original Agreement in its entirety.

B. The Seller is engaged in the business of operating a home health agency (the "Business") based in Fort Myers, Florida, serving Sarasota, De Soto, Charlotte, Glades, Hendry, Lee and Collier Counties, Florida (the
"Territory").

C. The Seller is the holder of a license issued by the Agency for Health Care Administration of the State of Florida, and a Medicare provider agreement issued by the U.S. Department of Health and Human Services, all of which authorize the Seller to provide Medicare certified home health care services and home and community based waiver services in the Territory (collectively, the "Licenses").

D. Metro Home Care Incorporated filed for reorganization on November 6, 1997, in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"), Case No. 97-18449-9P1. Metro Home Care Incorporated is operating as a debtor in possession and no trustee has been appointed.

E. Pursuant to the terms of a Management Agreement dated as of November 20, 1997, among the Seller and the Buyer (the "Management Agreement"), the Buyer has assumed the management of the Business. On November 20, 1997, the Bankruptcy Court approved the Seller's application to employ the Buyer as the manager of the Business.

F. Subject to the satisfaction of various conditions set forth in this Agreement and Bankruptcy Court approval, the Debtor has agreed to sell and the Buyer has agreed to purchase the assets used in the Business.

        THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

      Article 1 - Purchase and Sale of Assets

1.1 Purchased Assets. The Seller hereby agrees to sell, assign, transfer and convey to the Buyer, and the Buyer hereby agrees to purchase from the Seller, all of the assets of the Seller used in the Business (the "Purchased Assets"), other than the excluded assets described on Schedule 1.1. The Purchased Assets include without limitation the following assets and properties:

(a) All furniture, fixtures, machinery, equipment and other tangible personal prop-erty, including such items as are described on Schedule 1.1(a), together with all manu-facturers' warranties pertaining to the same, to the extent that such warranties may exist and be assignable;

(b) All of the Seller's goodwill relating to the Business; all customer, patient and lists and files, records and similar sales and marketing information in the Seller's possession relating to the Business; medical records of the patients serviced by the Business and in the Seller's possession; personnel records; and the Seller's right and interest in the trade names, trademarks, trade secrets, licenses, know-how, specifications, literature, and all other intangible property which relate specifically to the Business;

(c) All transferable Licenses, permits, licenses, certificates, authorizations, accreditations, orders, ratings and approvals of all federal, state, or local governmental or regulatory authorities which relate to the Business and which are held by the Seller, but only to the extent the same are transferable, including without limitation the provider agreement relating to the Seller's right to participate in the Medicare Program, and all rights of the Seller to reimbursement or other payments from HCFA for the period prior to the Closing Date;

(d) Any and all rights of the Seller which by their terms are transferable and which arise under or pursuant to warranties, representations and guarantees made by suppliers in connection the Purchased Assets;

(e) All accounts receivable arising out of the operation of the Business (the "Accounts Receivable"). The Selling Parties agree to cooperate with the Buyer in connection with the Buyer's efforts to collect the Accounts Receivable. The Selling Parties agree to immediately remit to the Buyer any payments received by any of the Selling Parties that constitute Accounts Receivable; and

(f) All raw materials, supplies, packaging materials, purchased products, fin-ished goods and all other goods, merchandise and materials owned by the Sel-ler.

1.2  Assumed Liabilities.

(a) Subject to the limitation in paragraph 1.2(b), the Buyer will assume the following liabilities: (i) accounts payable described on Schedule 1.2(a) (which Schedule will include all accounts payable relating to the operation of the Seller's Business and arising in the ordinary course of the Seller's Business) (the "Accounts Payable"); (ii) accrued payroll for services performed by the Seller's employees in connection with the operation of the Business; (iii) promissory notes relating to the Seller's purchase of furniture, fixtures and equipment included among the Purchased Assets described on Schedule 1.2(a); and (iii) prospective obligations under the Assumed Contracts.

(b) Except for liabilities assumed pursuant to paragraph 1.2(a), and for the prospective obligations under the contracts and leases referred to in paragraph 1.3, the Seller will retain, and the Buyer will have no obligation or liability with respect to, any liabilities or obligations, actual or contingent, of the Seller or the Business, or any claims by any person, firm or organization, arising out of any liabilities or obligations of the Seller, or the operation of the Business prior to the Closing. Notwithstanding anything in this Agreement to the contrary, the Buyer is not assuming or taking any of the Purchased Assets or the Business subject to (i) any liabilities or obligations of the Seller or the Business to the Seller's shareholders, or (ii) any liabilities or obligations of the Seller or the Business to any affiliate or related entity of the Seller (collectively, the "Affiliated Corporations"), including without limitation, the following affiliated corporations: Metro Home Health Care Agency, Inc. (a Louisiana corporation); Metro Home Health Care Agency, Inc. (a Texas corporation); Metro Home Health Care Agency, Inc. (a New Mexico corporation); Metro Home Health Care Agency, Inc. (an Arizona corporation); Metro Home Health Care Agency, Inc. (a Colorado corporation); Metro Home Health Care Agency, Northshore, Inc. (a Louisiana corporation); and Metro Home Health Management, Inc. (a Florida corporation).

1.3 Assumed Contracts and Leases. The Buyer will assume (i) the Seller's prospective obligation to provide services to the Seller's patients, (ii) the Seller's prospective obligations under the equipment leases listed on Schedule
1.3 , and (iii) the Punta Gorda Lease (collectively, the "Assumed Contracts").

1.4  Employees.

(a) The Buyer agrees to offer employment to each of the Seller's employees. The Buyer will offer Mark Rogers, Debbie Moriconi, Paula Wunderlich, Colletta Dunn, Karen Townley, and Vicki Bartlow employment for a term of at least six months and Kim Eckland, Isabel McIntre, Neva Schneider, Sue Alessi, Troy Mitchell and Kelly Studenwalt employment for a term of at least three months, in each case with compensation comparable to those received by such employee prior to the Closing.

Each such employee with execute a written employment agreement setting forth the terms of such employment arrangement and in addition will execute an agreement substantially similar to the Confidentiality, Nonsolicitation and Noncompetition Agreement, except that the term of the agreement's noncompetition covenant shall continue until the later of (i) the date 12 months from the Closing Date, with respect to those employees with six month employment terms, or the date six months from the Closing Date, with respect to those employees with three month employment terms, or (ii) with respect to those employees with six month employment terms, the date six months after termination of employment (whether voluntary or involuntary), and with respect to those employees with three month employment terms, the date three months after termination of employment (whether voluntary or involuntary). Notwithstanding the preceding sentence, if an employee is terminated without cause, then such employee's Confidentiality, Nonsolicitation and Noncompetition Agreement will terminate effective as of such date of employment termination.

(b) The Buyer and Janet Shannon will enter into a consulting arrangement, effective as of the Closing Date, whereby Janet Shannon will provide full-time administrative consulting and/or physical therapy services for a period of up
to six months for aggregate compensation of $8,333.33 per month.    Janet
Shannon may terminate her services prior to the end of the six month period upon the giving of 30 days advance written notice. Janet Shannon acknowledges that she will not be treated as an employee for tax and other purposes.

(c) The Seller acknowledges that the Buyer is not purchasing, recognizing, assuming or otherwise acquiring any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement or arrangement in existence between the Seller and any employee, or any person employed to consult with or perform services for the Seller, or otherwise, except for the accrued payroll liability assumed pursuant to paragraph 1.2(a)(ii). The Seller agrees that the Buyer shall not be obligated to hire any of the Seller's employees, but that the Buyer, in its sole discretion, may hire some or all of such employees on such terms as the Buyer and the employees so hired may agree.

(d) Except as included on Schedule 1.2(a), the Buyer shall not be responsible to the Seller or to any current or former employee of the Seller for any employee benefits (whether earned, accrued or vested) due to the Seller's employees with respect to their employment prior to the Closing.

1.5 Confidentiality, Nonsolicitation and Noncompetition Agreement. Each of the Selling Parties agrees to enter into a Confidentiality, Nonsolicitation and Noncompetition Agreement at or prior to the Closing, in the form of the Confidentiality, Nonsolicitation and Noncompetition Agreement attached as Annex A (the "Noncompetition Agreement").

1.6  Acquisition or Lease of the Seller's Business Premises.

(a) The Buyer and George Shannon agree that they will enter into a contract of sale regarding the Seller's business premises at 15550 McGregor Boulevard, Fort Myers, Florida (the "Premises"), pursuant to which George Shannon will transfer good and marketable title to the Premises to the Buyer free from liens and encumbrances except those relating to the indebtedness offsetting
the purchase price (as described in the next sentence).   Subject to
satisfaction of customary conditions to closing (including the Buyer's due diligence investigation), the Buyer will agree to purchase the Premises for $400,000.00, minus the amount of the debt that the Premises is taken subject to (e.g., approximately $392,000.00 as of the date of this Agreement) and closing costs. The contract of sale relating to the Premises will be substantially on the terms of the Contract of Sale attached as Annex B (the "Contract of Sale").

(b) From the Closing Date until the closing of the purchase of the Premises described in paragraph 1.6(a), the Buyer will lease the Premises from George Shannon on the same terms and conditions as currently enjoyed by the Seller (as described in writing by George Shannon to the Buyer prior to the execution of this Agreement).

(c) If the Buyer does not purchase the Premises due to a failure in a condition to the Buyer's obligation to close, then the Buyer and George Shannon agree that the Buyer will lease the Premises pursuant to a triple net lease arrangement, with a lease rate of $9.00 per square foot, for a term of not less than three years.

(d) The Buyer will assume the existing lease (i.e., with rental rate of $1821.13 per month, plus sales tax) of the Punta Gorda building at 260 Olympia from Acme Partnership (a copy of which has been provided by the Seller to the Buyer prior to the date of this Agreement), except that the term of the lease will be amended to provide that the term will extend for two years from the Closing Date (the "Punta Gorda Lease").

1.7 Transition Assistance. From the date of the Closing through December 31, 1997, the Buyer will cause the employees of the Business to spend up to 25% of their working time (at the written request of the Seller) providing transition services to the Affiliated Corporations. The Buyer will be compensated by Metro or the applicable Affiliated Corporation at the rate of three times the base salary of the employees utilized by the Seller, plus reimbursement for all out-of-pocket expenses (e.g., travel, telephone) incurred in connection with the providing of such services. In addition, the Buyer will provide the Seller, as Metro's cost, with other transition management services for a period of six months after the Closing Date. Metro, the Seller and the Buyer agree that the Buyer will bill Metro bi-weekly for the cost of the employee services and out-of-pocket expenses provided pursuant to this paragraph 1.7, and Metro shall pay or cause the Affiliated Corporations to pay in full the amount billed by the Buyer within seven days after the date of the bill. The Buyer will have no obligation to provide further services pursuant to this paragraph 1.7 if Metro or the applicable Affiliated Corporation fails to pay any bill within seven days after the date of the bill.

1.8 Right to Use "Metro" Name. The Buyer will have the right, by giving the Seller written notice, to require the Seller to change its corporate name to a name dissimilar to the "Metro" name and to otherwise require the Seller to cease using the name "Metro" or any other confusingly similar derivation of "Metro".

     Article 2 - Purchase Price and Payment

2.1 Purchase Price. In consideration of the transfer of the Purchased Assets and the Business, the Buyer agrees to pay the following (collectively, the "Purchase Price") :

(a) $125,000.00 in cash at the Closing, payable to the Seller by wire transfer (to be used by the Seller for funding of the bankruptcy plan (i.e., administrative expenses, payment of priority claims, and payment of claims not assumed by the Buyer);

(b) $1,100,000.00 in cash at the Closing, payable to Capital Healthcare Financing, a division of Capital Factors, Inc. ("Capital"), in consideration of Capital's release of its claim against the Seller (but not against any of the Affiliated Corporations) and its lien on, and security interest in, the Purchased Assets;

(c) $370,000.00 in cash at the Closing, payable to Capital, in consideration of Capital's post-petition loan to the Seller to fund the Seller's November 7, 1997 payroll, plus interest in such amount at the annual rate of 2% above the prime rate as published in The Wall Street Journal, accruing from November 7, 1997, through the Closing Date; and

(d) The amount of any post-Closing payments by the Buyer to HCFA as payment for settlement of the Seller's cost reporting periods through and including the Closing Date.

2.2  Allocation of Purchase Price.   The Purchase Price shall be
allocated among the Purchased Assets as set forth on Schedule 2.2. The Seller and the Buyer agree that all tax and information returns shall be prepared on a basis consistent with such allocation of the Purchase Price.

     Article 3 - The Closing

3.1 Time and Place. The Closing ("Closing") shall take place on or before December 31, 1997 (the "Closing Date"), or on such earlier or later date as each of the conditions to the parties' obligations to close are satisfied or waived.

3.2  Execution and Delivery of Documents of Title by the Seller.

(a) At the Closing, the Seller shall execute and deliver to the Buyer such conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Seller to the Buyer. Such instruments and documents shall be sufficient to convey to the Buyer good title to the Purchased Assets. Also at the Closing, the parties shall cause the following items to be executed and delivered the Noncompetition Agreement.

(b) The Seller agrees that it will, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Buyer may reasonably request in order to effectively sell, transfer and convey the Purchased Assets to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets.

     Article 4 - Representations and Warranties of the Selling Parties

     As a material inducement to the Buyer to enter into and perform this Agreement, each of the Selling Parties represents and warrants to the Buyer as follows:

4.1  Authority as to Execution.

(a) Each of the Selling Parties has full legal capacity to execute and deliver this Agreement and the Noncompetition Agreement, and to perform such Selling Party's respective obligations under this Agreement and the Noncompetition Agreement. This Agreement and the Noncompetition Agreement constitute valid and legally binding obligations of each of the Selling Parties, enforceable in accordance with their terms. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Seller and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate action, including the requisite Board of Director, shareholder and Bankruptcy Court approvals.

(b) The execution and delivery of this Agreement and the Noncompetition Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Selling Parties will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, any contract, agreement, arrangement or undertaking to which any of the Selling Parties is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of the Seller; (iii) terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which the Seller is a party; or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Seller's permits or licenses.

(c) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

4.2  Financial Statements.    Any financial information provided by the
Selling Parties to the Buyer in connection with the transactions contemplated by this Agreement has been prepared from the books and records of account of the Business and presents fairly the results of operations and the financial condition of the Business as of the date of such financial information.

4.3 Environmental Standards. The Seller has operated the Business in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or required under the common law or any federal, state, local or foreign law, regulations, ordinances, permits, licenses, consent decrees, orders and clearances relating to pollution, the environment, or the use, storage, transportation or disposal of pollutants, dangerous substances, toxic substances, hazardous wastes, medical wastes, infectious wastes or hazardous substances.

4.4  Taxes.    The Seller has timely filed all federal, state, local and
other tax returns and paid all taxes shown as due on such returns or otherwise due from, assessed against or owed by the Seller solely with respect to the Purchased Assets or the Business, the failure of which returns to be filed or the failure of which taxes to be paid could result in a lien upon any of the Purchased Assets or with respect to which the Buyer could have successor
liability under applicable laws.   Present taxes which the Seller is required
by law to withhold or collect with respect to the Business have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Seller for such payment. No deficiency for any taxes or claim for additional tax assessment by any taxing authority, which if unsatisfied could result in a lien upon any of the Purchased Assets or could result in the Buyer incurring successor liability under applicable laws, has been proposed, asserted, or assessed against the Seller, nor has the Seller granted any extension or waiver of any limitation period applicable to any tax claims relating to the Business which has not been closed.

4.5 Title. The Seller has and will transfer to the Buyer at the Closing good title to all of the assets included among the Purchased Assets, free and clear of any mortgages, security interests, pledges, liens, claims or encumbrances. Except as disclosed on Schedule 1.1(a), none of the Purchased Assets are leased.

4.6  Property, Equipment and Operations.

(a) The Purchased Assets are, in all material respects, in serviceable condition for their intended purposes in the operation of the Business,
ordinary wear and tear excepted.   The Purchased Assets are all of the assets
which are reasonably necessary for the operation of the Business by the Buyer.

(b) The Seller has not caused or permitted any hazardous substance, as that term is now defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601, et seq.), medical wastes or petroleum substances to be disposed on, under or at the premises of the Business, or any part thereof, and no part thereof has ever been used by the Seller as a permanent storage or disposal site for any such hazardous substances, medical wastes, or petroleum substances.

4.7  Insurance.    The Seller has provided the Buyer with a true and
correct list of all policies of insurance which insure the Purchased Assets or the Business, setting forth the types and amounts of coverage. Such policies will remain in effect until the Closing Date. Schedule 4.7 is a true and correct list of all claims against such insurance policies during the past two years.

4.8 Disclosure. No representation or warranty made by the Selling Parties in this Agreement and no statement made in or any amount set forth on any schedule called for by and incorporated into this Agreement is false or misleading in any material respect or omits to state any fact necessary to make any such representation or statements not misleading in any material respect.

4.9 Governmental and Industrial Approvals. Other than the Licenses, there are no permits, licenses, accreditations, authorizations, orders, ratings or approvals of any federal, state, local or foreign governmental or regulatory bodies necessary under current laws and regulations for the Seller's
operation of the Business as presently conducted.    Except as described on
Schedule 4.9, the Licenses are in full force and effect and, to the best of the Seller's knowledge and belief, after due inquiry, (i) no default or violation exists under any of the Licenses, (ii) no suspension or cancellation of any of the Licenses is threatened, and (iii) there is no reason to believe that but for the transaction contemplated by this Agreement on expiration the Licenses would not be renewed.

4.10  Compliance with Healthcare Regulations.  Except as disclosed on
Schedule 4.10, the Seller has timely filed all requisite cost reports, claims and other reports required to be filed in connection with all state and Federal Medicare and Medicaid programs due on or before the date hereof, all of which to the Seller's knowledge, are complete and correct. True and correct copies of all such reports for the most recent fiscal years of the Seller have been furnished to Buyer on or before the date hereof. Except as specifically described on Schedule 4.10, there are no claims, actions, appeals, reviews or audits pending before any commission, board or agency (including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration) with respect to any state or Federal Medicare or Medicaid cost reports or claims filed by the Seller on or before the date hereof, or any pending disallowances by any commission, board or agency in connection with any audit of such cost reports, which could adversely or materially affect any of the Purchased Assets, the operation or the utility thereof, or the consummation of the transactions contemplated hereby, and Seller has attached to Schedule 4.10 true and correct copies of any such claims, actions or appeals.

4.11  Contracts and Commitments.   Except for the Assumed Contracts, the
Seller is not a party to any contract or commitment relating to the Business, and neither the Business nor the Purchased Assets are the subject of any
contract or commitment.   Each of the Assumed Contracts are valid and binding
agreements of the parties to such contracts, and no party to the Assumed Contracts is in default under such contracts.

4.12  No Violation of Law.   Except as disclosed on Schedule 4.12, the Seller
is not in default or violation of, have received no notice of default or violation of, and have no knowledge of any fact or event which with the lapse of time or giving of notice would constitute a default or violation of any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agency or authority applicable to the Business or the Purchased Assets.

4.13  Litigation.    Except as disclosed on Schedule 4.13, there are no
actions, suits or proceedings, pending, or, to the Selling Parties' knowledge, after due inquiry, threatened before any court, commission, agency or other administrative authority against, or affecting the Business or the Purchased Assets and, after due inquiry, the Seller is not the subject of any order or decree relating to or affecting the Business or the Purchased Assets other than those of general application.

4.14 Labor. There is no collective bargaining or other union contract relating to the Business to which the Seller is a party. To the Selling Parties' knowledge, after due inquiry, there is not pending or threatened against the Seller any grievance, labor dispute, organizational activity, union trouble, strike or work stoppage which materially affects or which may materially disrupt the Buyer or the Business. The Seller has complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes. The Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Business' employees and they are not liable for any arrears of wages or any tax or penalties for failure to comply with any of the foregoing.

4.15 Employment Contracts. There are no written or oral contracts for employment of any personnel of the Business.

4.16 Employee Benefit and Retirement Plans. Except as disclosed on Schedule 4.16, the Seller does not now maintain any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Section 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") on behalf of the Business's employees, and the Seller does not maintain any retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements (collectively "fringe benefit arrangements") for any employees whether written or unwritten.

4.17  Employees and Independent Contractors.   The Seller has provided the
Buyer prior to the Closing Date with a true and correct list including the name, salary or compensation (including without limitation all commission, override or bonus arrangements), vacation and sick leave policies or other benefits, job description and original employment or contract date of all current employees and independent contractors of the Business based upon the most recently processed information, and the accrued and/or earned vacation time of all employees and, to the Selling Parties' knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons therefor for each such current employee.

4.18 Worker's Compensation. The Seller is in full compliance with all worker's compensation laws with respect to the Business and have worker's compensation insurance coverage in full force and effect with respect to the Business, where any such non-compliance or lack of coverage would have a material adverse effect on the Buyer's ownership, possession or use of the Business or the Purchased Assets, or on the consummation of the transactions contemplated under this Agreement.

4.19 Adverse Action. The Seller has not received any written notice of any judicial or administrative action against the Seller, the Business or the Purchased Assets.

4.20  Consents.   Except as described on Schedule 4.20, no consents,
approvals or authorizations of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Seller and consummation by the Seller of the transactions contemplated hereby.

4.21 Commissions. None of the Selling Parties has authorized any person to act in such a manner as to give rise to any valid claim against the Buyer for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Selling Parties shall defend, indemnify and hold harmless the Buyer from any claim for commissions or fees alleged to have arisen from a contractual relationship or cooperation in connection with the transactions contemplated under this Agreement.

4.22 Licenses, Permits and Payment Programs. The Seller has obtained and holds all required licenses, permits, certificates, and authorizations necessary for the Seller to operate the Business as conducted prior to the Closing. A copy of each of the foregoing is attached to Schedule 4.22. The Business is certified for participation in, and is a party to valid provider agreements for payment by, the federal Medicare program (the "Program"). Except as described on Schedule 4.22, neither the Seller nor the Business has received any notice of any pending, or to the best of Seller's knowledge, any threatened investigations by, or loss of participation in, any of the Program.

      Article 5 - Representations of the Buyer

      As a material inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as follows:

5.1 Authority as to Execution. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Buyer and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate actions. This Agreement and each of the instruments called for by this Agreement will be a valid and binding obligation of the Buyer, each enforceable against the Buyer in accordance with their respective terms.

5.2 Organization and Corporate Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky with full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

5.3 No Violation of Law; Other Agreements. Neither the execution and delivery of this Agreement or the instruments called for by this Agreement, nor consummation of the transaction herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof, will conflict with or violate any provision of law or of the Articles of Incorporation or Bylaws of the Buyer, or result in a violation or default in any provision or any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or of any agreement or instrument to which the Buyer is a party or by which the Buyer is bound or subject.

5.4 Commissions. The Buyer has not authorized any person to act in such a manner as to give rise to any valid claim against the Seller for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Buyer shall defend, indemnify and hold harmless the Seller from any claim for commissions or fees alleged to have arisen from a contractual relationship or cooperation in connection with the transactions contemplated under this Agreement.

5.5 Adequate Funds. The Buyer has adequate funds to pay the Purchase Price and otherwise perform the terms of this Agreement.

      Article 6 - Covenants of the Selling Parties

6.1 Conduct of Business. From the date of this Agreement until the Closing Date, the Seller shall operate the Business and otherwise conduct its business relating to the Business only in the ordinary course of business, and in substantial compliance with all statutory and regulatory requirements of any applicable federal, state or local authority, and shall enter into no material contract or other transaction relating to the Business other than in the ordinary course of business without the prior written consent of Buyer. Between the date hereof and the Closing Date, the Seller shall use its best efforts to retain its present employees and preserve the goodwill and business of its customers, suppliers, and others having business relations with it, and shall conduct the financial operations of the Business in accordance with its existing business practices. From the date of this Agreement to the Closing Date, the Seller shall not do any of the following in connection with its ownership and operation the Business and the Purchased Assets without the Buyer's prior written consent:

(a) cancel or permit any insurance, bond, surety instrument or letter of credit to lapse or terminate, except in the ordinary course of business or
unless renewed or   replaced by like coverage;

(b) default in any respect under any loan, material contract, agreement, lease or commitment;

(c) enter into any contract, agreement, lease or other commitment, except in the ordinary course of business;

(d)   sell or agree to sell the Business or any of the Purchased Assets;

(e) hire any employees, increase any compensation to employees, enter into any employment arrangement, agreement or undertaking, or pay or promise to pay any fringe benefit, bonus or special compensation to employees, except in the ordinary course of business;

(f) impede the Buyer, its counsel, accountants and other representatives from reasonable access, during normal business hours and upon reasonable advance notice, to the Business and the Purchased Assets so that the Buyer may have the opportunity to investigate same; and

(g) encumber any of the Purchased Assets or incur any liabilities with respect to the Business, except in the ordinary course of business.

6.2 Sales, Etc. The Seller shall not sell, lease, remove or otherwise dispose of any of the Purchased Assets, which are located or used in the Business (except for retirements and replacements in the ordinary course of business, provided that all items which are retired or replaced are contemporaneously replaced by items of substantially equivalent value), or liquidate or dissolve.

6.3   Insurance.  The Seller shall maintain the insurance described in Article
4.

6.4 Notice. From the date hereof to the Closing Date, the Seller shall promptly advise the Buyer of the occurrence of any governmental inspections, investigations, citations with respect to the Business or the Purchased Assets, and of which the Seller has received written notification.

6.5 Access to Personnel and Records. From the date of this Agreement until the Closing Date, the Seller and the Business shall give the Buyer, and the Buyer's counsel, accountants, consultants and other agents and representatives, reasonable access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records relating to the Purchased Assets and the operations of the Business.

6.6 Financial Information. The Seller shall provide the Buyer with such financial information relating to the operations of the Business as the Buyer may reasonably request.

6.7 Collection Practices. The Seller shall not deviate from its current lawful practices with respect to the collection of accounts receivable from the Business's patients to the extent that any such change in collection practices would impair or adversely affect the Business's ability to continue its relationships with those patients after Closing.

6.8 Cooperation. From the date hereof to the Closing Date, each of the Selling Parties shall cooperate in good faith with the Buyer in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement, including without limitation, obtaining the release from Capital referred to in paragraph 8.10. Each of the Selling Parties agrees to cooperate fully with Buyer with respect to the Buyer's due diligence investigation of the Seller's Business. Each of the Shareholders agrees to vote all of such Shareholder's shares of the Seller's stock in favor of the transactions contemplated by this Agreement. Each of the Shareholders also agrees to use such Shareholder's best efforts to cause each of the conditions to the Buyer's obligation to close the transactions contemplated by this Agreement set forth in Article 8 to be satisfied on or prior to the Closing Date.

6.9 Approval of Transfer. From the date hereof to the Closing Date, the Seller shall use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and the landlord, and any other third party identified as necessary in order to transfer the Purchased Assets to the Buyer.

6.10 Consents. The Selling Parties shall use their best efforts to procure the consents of any third parties necessary for the assignment to the Buyer of any contract, agreement or lease hereunder.

      Article 7 - Covenants of the Buyer

7.1 Access to Records. For a period extending to the greater of five years from and after the Closing Date or the date of final settlement of cost reports for any period prior to the Closing Date, the Buyer shall retain the patient and medical records of the patients serviced by the Business on and prior to the Closing Date, and will give the Seller, and the Seller's counsel, accountants, consultants and other agents and representatives, full and complete access, during reasonable business hours and upon reasonable request.

7.2 Cooperation. From the date hereof until the Closing Date, the Buyer shall cooperate in good faith with the Seller in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement.

7.3 Approval of Transfer. From the date hereof until the Closing Date, the Buyer shall use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and other third parties required or necessary in order to transfer the Purchased Assets to the Buyer.

      Article 8 - Conditions Precedent to the Buyer's Obligations

The Buyer's obligation to close shall be subject to the satisfaction of the following conditions before or at Closing, unless waived by the Buyer:

8.1 Representations and Warranties True at Closing. The representations, warranties and covenants made by the Seller in this Agreement shall be true in all material respects at and as of Closing as if made on and as of Closing.

8.2 Compliance with Agreement. The Seller shall have performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

8.3 The Seller's Certificate. The Seller shall have delivered to Buyer a certificate stating that (i) the representations, warranties and covenants made by the Seller in the Agreement are true at and as of Closing as if made on and as of Closing, and (ii) the Seller has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

8.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or otherwise have a material adverse effect on the Buyer's ownership, use or enjoyment of the Purchased Assets.

8.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals or determinations required to be obtained with respect to the sale and/or transfer of the Purchased Assets to the Buyer and Buyer's operation of the Business thereafter shall have been obtained (including without limitation approval from HCFA), with the form and substance of such consents, etc. satisfactory to the Buyer in its sole discretion, including without limitation, approval by the Bankruptcy Court.

8.6 Closing Documents. The documents required to be delivered by the Selling Parties to the Buyer pursuant to this Agreement shall be executed in a form reasonably acceptable to the Buyer.

8.7 Board of Directors Approval. The Boards of Directors of Caretenders Health Corp. must have approved the transactions contemplated by this Agreement.

8.8 Due Diligence Investigation. The Buyer and its agents must have completed its due diligence investigation of the Seller, the Purchased Assets and Business, including without limitation, the validity and collectibility of the Seller's accounts receivable, and the magnitude of the potential reimbursement liability to HCFA, with the results of such investigation satisfactory to the Buyer in its sole discretion.

8.9 Key Employees. The Buyer must have entered into employment agreements with those employees identified in paragraph 1.4, on terms and conditions as described in paragraph 1.4 and as otherwise satisfactory to the Buyer in its sole discretion.

8.10 Release from Capital. Capital must have released all liens and encumbrances on the Purchased Assets in favor of Capital and its affiliates and divisions. Capital and the Buyer must have entered into a mutual release, pursuant to which Capital releases any and all claims against the Seller (but not against any of the Affiliated Corporations), the Buyer and the Purchased Assets.

8.11 Agreement with HCFA. The Buyer and HCFA must have entered into an agreement setting forth among other things HCFA's agreement to process claims of the Business, substantially in the form of the agreement attached as Annex C.

8.12 The Premises. The Buyer and the George Shannon must, simultaneously with the Closing, with respect to the Premises, enter into the Contract of Sale and otherwise perform as contemplated by paragraph 1.6.

8.13 Punta Gorda Lease. The Buyer and Acme Partnership must have entered into the lease arrangement (assignment of the existing lease with a modified lease term) described in paragraph 1.6(d) with respect to the Punta Gorda facility.

8.14 Release of Intercompany Obligations. The Seller shall have obtained from each of the Affiliated Corporations a release of any and all intercompany obligations or liabilities.

8.15 Release of the Buyer. Each of the Selling Parties (other than the Seller with respect to the Buyer's obligations under this Agreement) and the Affiliated Corporations must have executed general releases in favor of the Buyer, the terms of which must be satisfactory to the Buyer, which release shall include, without limitation, (i) a release of the Buyer from any obligation or liability with respect to intercompany liabilities or obligations with respect to the Affiliated Corporations, (ii) a release of the Buyer from and against any liabilities or obligations to the Shareholders with respect to shareholder loans or obligations, and (iii) a release of the Buyer from and against any liabilities or obligations that the Business or Purchased Assets may be subject to.

      Article 9 - Conditions Precedent to the Seller's Obligations

     The Seller's obligation to close shall be subject to the satisfaction of the following conditions prior to or at Closing, unless waived by the
     Seller:

9.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true in all material respects at and as of Closing with the same effect as though such representations and warranties had been made or given on and as of Closing.

9.2 Compliance with Agreement. The Buyer shall have performed and complied with all its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at the Closing.

9.3 Buyer's Certificate. The Buyer shall have delivered to the Seller a certificate stating that (i) the representations, warranties and covenants made by the Buyer in the Agreement are true at and as of Closing as if made on and as of the Closing, and (ii) the Buyer has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

9.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

9.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals and determinations required to be obtained with respect to the sale and/or transfer of the Purchased Assets to the Buyer shall have been obtained.

9.6 Closing Documents. The documents required to be delivered by Buyer to Seller pursuant to this Agreement shall be executed and delivered in a form reasonably acceptable to the Seller.

9.7   The Seller's Premises.   The Buyer and George Shannon must,
simultaneously with the Closing, with respect to the Premises, enter into the Contract of Sale and otherwise perform as contemplated by paragraph 1.6.

9.8 The Seller's Employees. The Buyer must have offered employment to the Seller's employees and offered employment agreements to those employees described in paragraph 1.4. Notwithstanding the above, the failure of an employee to accept employment or enter into an employment agreement with the Buyer will not be condition to the Seller's obligations under this Agreement.

      Article 10 - Termination of Agreement

10.1  Termination.

(a) This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date:

     (i)   by mutual consent of the Seller and the Buyer;

     (ii) by the Buyer, if there has been a material misrepresentation in this Agreement by the Seller, or a material breach by the Seller of any of their warranties or covenants set forth herein, or a failure of any condition to which the obligations of the Buyer are subject; or

     (iii) by the Seller, if there has been a material misrepresentation in this Agreement by the Buyer, or a material breach by the Buyer of any of the warranties or covenants of the Buyer set forth herein, or a failure of any condition to which the obligations of the Seller are subject.

(b) This Agreement will be terminated if Closing does not occur on or before January 31, 1998, unless extended by mutual agreement of the parties.

      Article 11 - Indemnification

11.1 Survival of Representations and Warranties. All of the representations, warranties and covenants and indemnities made by the Selling Parties and the Buyer under this Agreement shall survive the closing of the transactions contemplated by this Agreement.

11.2  Indemnification of the Buyer

(1) General. Each of Metro and the Shareholders shall indemnify, defend and hold the Buyer harmless from and against, and reimburse the Buyer on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by the Buyer resulting from (i) any breach of the Selling Parties' representations, warranties or covenants in this Agreement, or from any misrepresentation in, or omission by the Selling Parties under this Agreement, and (ii) any brokerage or similar fee due to any agent of the Selling Parties.

(2) Audits, Investigations, Refund Obligations and Other Pre-Closing Liabilities. Each of Metro and the Shareholders shall indemnify, defend and hold the Buyer harmless from and against, and reimburse the Buyer on demand for, any actual damage, loss, cost, refund obligation, or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business by the Seller before Closing or any amounts paid to the Seller before Closing;
(ii) any assessment, adjustments, suspensions or offsets made against the Buyer or the Purchased Assets as a result of such an audit or investigation;
(iii) any costs of defense of, and any judgment against the Buyer with respect to, any litigation relating to the operation of the Business before Closing;
(iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters prior to Closing asserted against the Purchased Assets, other than the Permitted Obligations; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against the Buyer or the Purchased Assets as a result of, or with respect to, the operation of the Business before the Closing.

11.3  Indemnification of the Selling Parties.

(1) General. The Buyer shall indemnify and hold the Shareholders harmless against, and reimburse the Selling Parties on demand for, any actual damage, loss, cost or expense (including reasonable attorneys' fees) incurred by the Selling Parties resulting from (i) any breach of the Buyer's representations, warranties, or covenants contained in this Agreement, or from any misrepresentation in, or omission by the Buyer under this Agreement, and (ii) any brokerage or similar fee due to any agent of the Buyer.

(2) Audits, Investigations, Refund Obligations and Other Post-Closing Liabilities. The Buyer shall indemnify and hold the Shareholders harmless from and against, and reimburse the Selling Parties on demand for, any actual damage, loss, cost, refund obligation or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business by the Buyer after Closing or any amounts paid to the Buyer after Closing (excluding amounts paid for services delivered prior to the Closing); (ii) any assessment, adjustments, suspensions or offsets made against the Selling Parties as a result of such an audit or investigation; (iii) any costs of defense of, and any judgment against the Selling Parties with respect to, any litigation relating to the operation of the Business after Closing; (iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters after Closing asserted against the Purchased Assets; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against the Selling Parties as a result of, or with respect to, the operation of the Business by the Buyer after Closing, including but not limited to any liability, damage, injury, cost, claim, expense or assessment asserted against the Selling Parties as a result of any breach of or default under any of the contracts, leases or agreements assigned to the Buyer in connection with the consummation of the transactions contemplated under this Agreement.

11.4 Notice of Claim. If any claim is made against a party hereto that, if sustained, would give rise to a right of indemnity under this Article 11, the party having the claim made against it ("Indemnitee") shall give the other party ("Indemnitor") notice thereof (specifying the nature and amount of the claim and giving Indemnitor the right to contest the claim) within 15 days of becoming aware of such claim ("Notice of Claim").

11.5 Right to Contest. Indemnitee shall afford Indemnitor the opportunity, at Indemnitor's own expense, to assume the defense or settlement of any such claim, with its own counsel. In connection therewith, the Indemnitee shall cooperate fully to make available all pertinent information under its control and shall have the right to join in the defense, at its own expense, with its own counsel. If Indemnitor does not elect to undertake the defense of a claim on the terms provided below, Indemnitee shall be entitled to undertake the defense or settlement of the claim at the expense of and for the account and risk of Indemnitor.

Indemnitor shall have the right to assume the entire defense of a claim hereunder provided that (i) Indemnitor gives written notice of such desire (the "Notice of Defense") to Indemnitee within 15 days after Indemnitor's receipt of the Notice of Claim; (ii) Indemnitor's defense of such claim shall be without cost to Indemnitee or prejudice to Indemnitee's rights under this
Article 11; (iii) counsel chosen by Indemnitor to defend such claim shall be reasonably acceptable to Indemnitee; and (iv) Indemnitor shall bear all costs and expenses in connection with the defense and settlement of such claim; (v) Indemnitee shall have the right to receive periodic reports from Indemnitor and Indemnitor's counsel; and (vi) Indemnitor will not, without Indemnitee's written consent, settle or compromise any claim or consent to any entry of judgment which does not include the unconditional release by claimant or plaintiff of all liability with respect to the claim.

      Article 12 - Other Provisions

12.1 Further Assurances. The parties agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

12.2 Entire Agreement; Amendment. All schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement together with the schedules, contains the entire agreement between the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by the parties to this Agreement. This Agreement amends, restates and supersedes the Original Agreement in its entirety.

12.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that other than an assignment by the Buyer of its rights under this Agreement to an affiliate of the Buyer which does not relieve the Buyer of its obligations under this Agreement, neither this Agreement nor any rights hereunder shall be assignable nor transferable without the prior written consent of the other party. This Agreement is not intended and shall not be construed to create any rights in any parties other than the Buyer and the Selling Parties and no person shall assert any rights as a third party beneficiary.

12.4 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one executed counterpart in proving this Agreement.

12.5 Transaction Costs. Each party to this Agreement shall be responsible for its own costs for any legal, accounting and other services, if any, attendant to the transactions contemplated by this Agreement. Each party hereto agrees to indemnify and hold the other party harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent, whether or not a current or former employee of such party, claiming to have been employed by such party in connection with the transactions contemplated by this Agreement and to bear the cost of legal expenses incurred in defending against any such claim.

12.6 Notices. Any notice, request, instruction or documents required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or by certified mail, U.S. mail, national recognized overnight courier service or sent by telex, telecopy or other telecommunication device capable of creating a written record (and promptly confirmed by hard copy delivery) to a party at the address set forth below:

      (i) If to any of the Selling Parties:

               c/o Metro Home Care Incorporated
               15550 McGregor Boulevard
               Fort Myers, Florida 33908
               Fax: (941 481 5522)

          With a copies to:

               Russell M. Blain
               Stichter, Riedel, Blain & Prosser, P.A.
               110 E. Madison Street, Suite 200
               Tampa, Florida 33602

               Capital Healthcare Financing
               Attention: Michael Levine
               120 East Palmetto Park Road, 5th Floor
               Boca Raton, Florida 33432

               Lance H. Baker
               Ruden, McCloskey, Smith, Schuster & Russell
               Post Office Box 1900
               Ft. Lauderdale, Florida 33302-1900


    (ii)  If to the Buyer:

               100 Mallard Creek Road
               Suite 400
               Louisville, Kentucky  40207
               Fax:  (502) 423-9501
               Attn:  President

          With a copies to:

               Brown, Todd & Heyburn PLLC
               3200 Providian Center
               Louisville, Kentucky 40202-3363
               Fax: (502) 581-1087
               Attn: Scott W. Dolson

               Capital Healthcare Financing
               Attention: Michael Levine
               120 East Palmetto Park Road, 5th Floor
               Boca Raton, Florida 33432

               Lance H. Baker
               Ruden, McCloskey, Smith, Schuster & Russell
               Post Office Box 1900
               Ft. Lauderdale, Florida 33302-1900


unless and until notice of another or different address shall be given as provided herein.

12.7 Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

12.8 Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

12.9 Gender. All pronouns used herein shall include both the masculine and feminine gender as the context requires.

12.10 Governing Law; Joint Preparation. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of law principles. This Agreement shall be deemed to have been prepared jointly by the parties. Any ambiguity herein shall not be interpreted against either party and shall be interpreted as if each of the parties hereto had prepared this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CARETENDERS VISITING SERVICES OF SOUTHWEST FLORIDA,
INC.


By_______________________________________

Title:_____________________________________

DEBTOR IN POSSESSION,
METRO HOME CARE INCORPORATED


By_______________________________________

Title:_____________________________________



METRO HOME HEALTH MANAGEMENT, INC.


By_______________________________________

Title:_____________________________________


_________________________________________
George W.  Shannon, III


_________________________________________
Janet Muth Shannon


_________________________________________
Jerry M.  Hollander, Jr.

     LIST OF ANNEXES AND SCHEDULES


Annex A - Noncompetition Agreement
Annex B - Contract of Sale
Annex C - Agreement with HCFA

Schedule 1.1 - Excluded Assets
Schedule 1.1(a) - List of Equipment, Etc.; Leased Assets
Schedule 1.2(a) - Liabilities
Schedule 1.3 - Assumed Contracts
Schedule 2.2 - Allocation of Purchase Price
Schedule 4.7 - Insurance
Schedule 4.9 - Governmental Approvals
Schedule 4.10 - Regulatory Compliance
Schedule 4.12 - Violations of Law
Schedule 4.13 - Litigation
Schedule 4.16 - ERISA Matters
Schedule 4.20 - Consent
Schedule 4.22 - Licenses, Etc.